EXHIBIT 8(d)


VIA FEDERAL EXPRESS
-------------------



Sharon Baker Morin, Esq.
State Street Bank and Trust Company
1776 Heritage Drive
Mail Stop A4N
North Quincy, Massachusetts  02171-2197

Dear Ms. Morin,

    Pursuant to section 17 of the custodian contract between State Street Bank & Trust Company ("State Street") and Neuberger & Berman Equity Trust dated as of August 2, 1993, we request that Neuberger & Berman International Trust be added as a Portfolio governed by that custodian contract. The addition of this series is effective as of August 30, 1997. Please indicate State Street's acceptance of this request by having a duly authorized officer of State Street sign in the space indicated below.

                                              Sincerely,
                                              Neuberger & Berman Equity Trust


                                              /s/Michael J. Weiner
                                              ---------------------------------
                                              Name:  Michael J. Weiner
                                              Title: Vice President


Accepted by State Street
Bank and Trust Company



/s/ Ronald E. Logue
-------------------------------
Name:  Ronald E. Logue
Title: Executive Vice President